UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1900 East Golf Road, Schaumburg, Illinois	60173
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 798-3047

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)           Item 5.02.(b) Departure of Richard J. Baum as Chief Financial Officer

On December 4, 2006, Ebix, Inc., (the “Company”) issued a press release announcing that its Chief Financial Officer, Richard J. Baum, announced his retirement effective December 31, 2006.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  Mr. Baum is expected to enter into a separation agreement with the Company, which agreement will be described in a subsequent Current Report on Form 8-K, once executed.

(2)           Item 5.02.(c) Appointment of Carl Serger as Chief Financial Officer

On December 4, 2006, the Company stated in the same press release mentioned above that Carl Serger has been promoted to assume the Senior Vice President and Chief Financial Officer position of the Company, effective as of January 1, 2007.   Mr. Serger has served Finetre Corporation since 1999, most recently as President.  Finetre Corporation was acquired by the Company in October 2006.  Prior to joining Finetre, Mr. Serger served as Senior Manager with Beers and Cutler PLLC, since 1989.  Beers and Cutler is a major regional accounting firm headquartered in Washington, D.C.

 (3)          Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibit is being furnished with this report pursuant to Items 5.02 (b) and 5.02(c) of this Form 8-K:

Exhibit No.	Description
99.1	Press Release Regarding Ebix’s Move of Financial Headquarters from Chicago to Atlanta as of January 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Richard J. Baum
Richard J. Baum
Executive Vice President — Finance and
Administration, Chief Financial Officer
And Secretary

Dated: December 6, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Name
99.1	Press Release Regarding Ebix’s Move of Financial Headquarters from Chicago to Atlanta as of January 1, 2007